EXHIBIT 99.1

CORRECTING and REPLACING -- ServiceSource Reports First Quarter 2012 Financial Results

SAN FRANCISCO, April 30, 2012 (GLOBE NEWSWIRE) -- In a press release issued earlier today by ServiceSource (Nasdaq:SREV), please note that the original press release was incomplete. The full, corrected press release follows:

  Exceeds consensus estimates on revenue, adjusted EBITDA, Non-GAAP EPS and raises full-year guidance
  Reports revenue of $57.6 million, up 25% from Q1 2011
  Achieves adjusted EBITDA of $3.4 million and Non-GAAP EPS of $0.01 per diluted share
  Announces 10th global enterprise-wide relationship for leading provider of IT service and asset management software

ServiceSource (Nasdaq:SREV), the global leader in Service Revenue Management (SRM), today announced financial results for the quarter ended March 31, 2012.

"ServiceSource continued to drive strong growth in the first quarter," said Mike Smerklo, Chairman and CEO of ServiceSource. "With a unique value proposition directly tied to our customers' success, we deliver measureable results for our customers. This past quarter we announced that our solutions helped Pitney Bowes Business Insight increase its renewal rates by over 30 percentage points. As market awareness for our solution grows, we are further extending our leadership in the growing SRM space."

Revenue for the first quarter of fiscal 2012 was $57.6 million, an increase of 25% compared to $46.1 million in the first quarter last year.

Adjusted EBITDA, which excludes stock-based compensation, for the first quarter of 2012 was $3.4 million, compared to $2.7 million for the first quarter of 2011.

Net loss for the first quarter of 2012 was $1.3 million or $0.02 per share on a basic and on a fully diluted basis, compared to net income of $17.4 million, or $0.28 per fully diluted share in the same period last year. First quarter 2011 results reflect a one-time tax benefit of $21.4 million as a result of the Company's conversion from a limited liability company to a Delaware corporation.

Non-GAAP net income for the first quarter of 2012, which excludes stock-based compensation and the amortization of internally-developed software, was $1.0 million, or $0.01 per diluted share. This compares to non-GAAP net income, excluding the one-time tax benefit, of $0.4 million, or $0.01 per diluted share, in the first quarter of 2011.

David Oppenheimer, CFO, added, "We are pleased with our first quarter results and our ability to raise guidance for the year. We remain committed to investing in key initiatives related to our technology and global sales and marketing functions to extend our leadership position."

Recent Business Highlights

  The Company signed several new customer engagements, including its 10th enterprise-wide relationship with a leading provider of IT service and asset management software, and new relationships with a leader in business commerce solutions and a high-growth SaaS provider. ServiceSource also expanded engagements that included BMC Software, a Q4 new customer, among others.
  ServiceSource continued to broaden its visibility in the industry, and this quarter partnered with one of its customers, Avaya, and Forrester Research to discuss best practices in renewals, addressing issues such as channel partner and end-customer satisfaction.
  ServiceSource announced new deployments with existing customers which included Gerber Scientific, a leader in manufacturing automation systems, Carestream Health, a worldwide provider of dental and medical imaging systems, Webtrends, a leader in digital marketing optimization, and Equinix, a global provider of data center services.

Business Outlook

The Company provided the following commentary on its expected business outlook.

  Second quarter 2012: The Company expects revenue for the second quarter of 2012 to be in the range of $58.5 to $59.5 million, adjusted EBITDA of approximately $3.0 to $3.5 million, GAAP net loss of $3.0 to $3.5 million and non-GAAP net income per diluted share to be in the range of $0.00 to $0.01.

  Adjusted EBITDA and non-GAAP net income exclude stock-based compensation and amortization of internally-developed software.  Non-GAAP earnings per share assume a tax rate of 40% and 81 million fully-diluted shares outstanding.

  Full year 2012: The Company expects 2012 revenue to be in the range of $246 to $249 million, adjusted EBITDA to be between $16 to $18 million, GAAP net loss to range from $9.0 to $11.0 million and non-GAAP net income per diluted share to be in the range of $0.05 to $0.07.

  Adjusted EBITDA and non-GAAP net income exclude stock-based compensation and amortization of internally-developed software. Non-GAAP earnings per share assumes a tax rate of 40% and 83 million fully-diluted shares outstanding.

Quarterly Conference Call

ServiceSource will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).  To access the call, please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events & Presentations menu. An audio replay will be available between 4:30 p.m. PT April 30, 2012 and 8:59 p.m. PT May 14, 2012 by calling (855) 859-2056 or (404) 537-3406, with Conference ID 59210392. The replay will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource

ServiceSource is the global leader in service revenue management, partnering with technology-based companies to optimize maintenance, support and subscription revenue streams, while also improving customer relationships and loyalty. ServiceSource helps customers increase service revenue contract renewal rates, on average, by over 15 percentage points and, in some cases, up to 44 percentage points. ServiceSource delivers these results via a cloud-based solution, combining its Service Revenue Performance Suite™ of applications with dedicated service sales teams, leveraging a proprietary Service Revenue Intelligence Platform™ of transaction data, benchmarks and best practices. ServiceSource offers its service revenue management solution on a unique pay-for-performance business model that enables a success-driven, shared-risk partnership. The Company is headquartered in San Francisco, and manages service revenue performance for customers across the globe in more than 40 languages.

ServiceSource and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

For more information on ServiceSource, visit http://www.servicesource.com.

The ServiceSource logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10784

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding ServiceSource's future expected financial results, our anticipated future investments in order to continue to grow our business and our ability to improve the renewal rates of our customers. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, changes in market conditions that impact our ability to generate service revenue on our customers' behalf; errors in estimates as to the service revenue we can generate for our customers; risks associated with material defects or errors in our software or the effect of data security breaches; our ability to adapt our solution to changes in the market or new competition; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, and can be obtained online at the Commission's website at http://www.sec.gov.  All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

The following tables reconcile (i) the business outlook net income (loss) to adjusted EBITDA; (ii) the business outlook net income (loss) to non-GAAP net income (loss); and (iii) the business outlook net income (loss) per share to non-GAAP diluted earnings per share for the first quarter and full fiscal year.

ServiceSource International, Inc.
Business Outlook
Reconciliation of Net Income (Loss) to Adjusted EBITDA
($ in thousands, except per share amounts)

	Three Months Ended			Twelve Month Ended
	June 30, 2012			December 31, 2012

GAAP Net income (loss) range	$ (3,500)	--	$ (3,000)	$ (11,000)	--	$ (9,000)
Income tax benefit			(1,700)			(6,800)
Interest & other expense, net			200			700
Depreciation & Amortization			2,850			11,900
EBITDA range	(2,150)	--	$ (1,650)	(5,200)	--	($3,200)
Stock-based compensation			5,150			21,200
Adjusted EBITDA Range	$ 3,000	--	$ 3,500	$ 16,000	--	$ 18,000

GAAP to Non-GAAP Reconciliation

GAAP net income (loss) range	$ (3,500)	--	$ (3,000)	$ (11,000)	--	$ (9,000)
Non-GAAP adjustments:
Stock-based compensation			5,150			21,200
Amortization of internally-developed software			950			3,900
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate			(2,300)			(10,300)
Non-GAAP net income	$ 300	--	$ 800	$ 3,800	--	$ 5,800

GAAP diluted net income (loss) per share	$ (0.04)	--	$ (0.04)	$ (0.13)	--	$ (0.11)
Non-GAAP adjustments:
Stock-based compensation			0.06			0.26
Amortization of internally-developed software			0.01			0.05
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate			(0.03)			(0.12)
Non-GAAP diluted net income per share	$ 0.00	--	$ 0.01	$ 0.05	--	$ 0.07

Shares used in calculating diluted net income per share on a non-GAAP basis			81,000			83,000

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Net revenue	$ 57,574	$ 46,122
Cost of revenue (1)	32,576	26,136
Gross profit	24,998	19,986
Operating expenses
Sales and marketing (1)	13,477	11,105
Research and development (1)	4,581	2,713
General and administrative (1)	10,075	7,853

Total operating expenses	28,133	21,671
Loss from operations	(3,135)	(1,685)
Interest expense	(47)	(333)
Other expense, net	(44)	(525)
Loss before income taxes	(3,226)	(2,543)
Income tax benefit	(1,950)	(19,959)
Net income (loss)	$ (1,276)	$ 17,416

Net income (loss) per common share:
Basic	$ (0.02)	$ 0.30
Diluted	$ (0.02)	$ 0.28

Weighted-average shares used in computing net income (loss) per common share:
Basic	73,212	57,797
Diluted	73,212	63,096

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2012	2011
Cost of revenue	$ 572	$ 369
Sales and marketing	1,674	921
Research and development	363	268
General and administrative	1,638	888
Total stock-based compensation	$ 4,247	$ 2,446

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 56,105	$ 65,983
Short-term investments	44,784	42,882
Accounts receivable, net	59,374	54,095
Current portion of deferred income taxes	3,585	3,526
Prepaid expenses and other	10,043	7,945
Total current assets	173,891	174,431
Property and equipment, net	29,805	26,840
Deferred debt issuance costs, net	96	123
Deferred income taxes, net of current portion	31,052	30,238
Other assets, net	1,069	995
Goodwill	6,334	6,334
Total assets	$ 242,247	$ 238,961

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 5,549	$ 8,617
Accrued taxes	3,700	4,008
Accrued compensation and benefits	12,740	18,665
Other accrued liabilities	8,246	7,639
Current portion of capital lease obligations	708	706
Total current liabilities	30,943	39,635
Long-term obligations	5,828	2,310
Total liabilities	36,771	41,945
Stockholders' equity:
Common stock	7	7
Treasury stock	(441)	(441)
Additional paid-in capital	187,508	177,796
Retained earnings	18,141	19,416
Accumulated other comprehensive income	261	238
Total stockholders' equity	205,476	197,016
Total liabilities and stockholders' equity	$ 242,247	$ 238,961

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$ (1,276)	$ 17,416
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,268	1,945
Loss on disposal of fixed assets	28	--
Amortization of deferred financing costs	27	171
Accretion on premium on short-term investments	154	--
Deferred income taxes	(873)	(20,975)
Stock-based compensation	4,247	2,446
Tax benefit from stock-based compensation	--	(23)
Income tax deficiency from stock based compensation	362	--
Changes in operating assets and liabilities:
Accounts receivable	(5,084)	6,370
Prepaid expenses and other	(2,407)	(1,064)
Accounts payable	(1,257)	254
Accrued taxes	(344)	1,225
Accrued compensation and benefits	(5,949)	901
Accrued payables to customers	--	(30,640) *
Other accrued liabilities	3,780	481
Net cash used in operating activities	(6,324)	(21,493)

Cash flows from investing activities
Acquisition of property and equipment	(6,631)	(2,757)
Purchases of marketable securities	(8,390)	--
Sales of marketable securities	1,430	--
Maturities of marketable securities	4,890	--
Net cash used in investing activities	(8,701)	(2,757)

Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering	--	90,330
Proceeds from revolving credit facility	--	23,424
Repayment of revolving credit facility	--	(23,424)
Repayments of long-term debt and capital leases	(80)	(15,579)
Payments of deferred debt issuance costs	--	(200)
Proceeds from common stock issuances	5,821	476
Tax benefit from stock-based compensation	--	23
Income tax deficiency from stock based compensation	(362)	--
Net cash provided by financing activities	5,379	75,050

Net increase (decrease) in cash and cash equivalents	(9,646)	50,800

Effect of exchange rate changes on cash and cash equivalents	(232)	431
Cash and cash equivalents at beginning of period	65,983	22,652
Cash and cash equivalents at end of period	$ 56,105	$ 73,883

* Activity in 2011 resulted from $18.1 million in payments to Oracle/Sun and the related settlement of accrued payables owed to Oracle/Sun and amounts owed to the Company by Oracle/Sun.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income per share consists of net income (loss) plus stock-based compensation, amortization of internally-developed software and applying an annual income tax rate of 40% reflecting our estimated tax expense on our core operations. Results for the first quarter of 2011 reflect a one-time tax benefit related to the conversion of ServiceSource from a limited liability corporation to a Delaware corporation which has also been excluded from the calculation of non-GAAP net income. Stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, other expenses, net, and income tax expense and a deduction for income tax benefit. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA:

ServiceSource International, Inc.
Reconciliation of net loss to Adjusted EBITDA
($ in thousands)
(Unaudited)

	Three Months Ended March 31,
	2012	2011

Net income (loss)	$ (1,276)	$ 17,416
Income tax benefit	(1,950)	(19,959)
Interest expense	47	333
Other expense, net	44	525
Depreciation	2,268	1,945
EBITDA	(867)	260
Stock-based compensation	4,247	2,446
Adjusted EBITDA	$ 3,380	$ 2,706

ServiceSource International, Inc.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)
(unaudited)

		Three Months Ended March 31,
		2012	2011
Gross Profit
GAAP gross profit		$ 24,998	$ 19,986
Non-GAAP adjustments:
Stock-based compensation	( A )	572	369
Amortization of internally-developed software	( B )	140	344
Non-GAAP gross profit		$ 25,710	$ 20,699

Gross Profit %
GAAP gross profit		43%	43%
Non-GAAP adjustments:
Stock-based compensation	( A )	1%	1%
Amortization of internally-developed software	( B )	0%	1%
Non-GAAP gross profit		45%	45%
percentage totals do not add due to rounding

Operating expenses
GAAP operating expenses		$ 28,133	$ 21,671
Stock-based compensation	( A )	(3,675)	(2,077)
Amortization of internally-developed software	( B )	(495)	(418)
Non-GAAP operating expenses		$ 23,963	$ 19,176

Net Income (Loss)
GAAP net income (loss)		$ (1,276)	$ 17,416
Non-GAAP adjustments:
Stock-based compensation	( A )	4,247	2,446
Amortization of internally-developed software	( B )	635	762
One-time tax benefit due to conversion to corporation	( C )	--	(21,417)
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(2,612)	1,192
Non-GAAP net income		$ 994	$ 399

Diluted Net Income (Loss) Per Share
GAAP diluted net income (loss) per share		$ (0.02)	$ 0.28
Non-GAAP adjustments:
Stock-based compensation	( A )	0.05	0.04
Amortization of internally-developed software	( B )	0.01	0.01
One-time tax benefit due to conversion to corporation	( C )	--	(0.34)
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	( D )	(0.03)	0.02
Non-GAAP diluted net income per share		$ 0.01	$ 0.01

Shares used in calculating diluted net income per share on a non-GAAP basis		79,176	63,096

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax benefit due to conversion to corporation. We elected to be treated as a corporation under Subchapter C of Chapter 1 of the United States Internal Revenue Code, effective March 1, 2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-time non-cash tax benefit of $21.4 million in the first quarter of 2011. We excluded the tax benefit from our non-GAAP measures because it is non-recurring and unique to this one time event and is not indicative of our core operating performance.

(D) Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B and C noted above on our non-GAAP net income and adjusts the income tax rate to a normalized effective tax rate of 40%.

ServiceSource International, Inc.
Revenue by Segment
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2012		2011
	$	% of Revenue	$	% of Revenue

NALA	$ 36,112	63%	$ 27,746	60%
EMEA	15,748	27%	14,993	33%
APJ	5,714	10%	3,383	7%
	$ 57,574	100%	$ 46,122	100%
CONTACT: The Blueshirt Group
         Investor Relations
         Todd Friedman
         Stacie Bosinoff
         srev@blueshirtgroup.com
         415-217-7721